Exhibit 10.2

THIS DEBENTURE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS DEBENTURE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VANITY EVENTS HOLDING, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE DEBENTURE

FOR VALUE RECEIVED, VANITY EVENTS HOLDING, INC., a Delaware corporation (the “Borrower”), promises to pay to Greystone Capital Partners LLC (the “Holder”) or its registered assigns or successors in interest, the sum of up to Fifty Thousand Dollars ($50,000) (the “Principal Amount”), as such portions of the Principal Sum shall be given by Holder to Borrower from time to time from the date hereof, in such manner as mutually determined between the Holder and Borrower together with any accrued and unpaid interest hereon, on November 9, 2011 (the “Maturity Date”) if not sooner paid,.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of November 9, 2010, between Borrower and the Holder (as amended, modified or supplemented from time to time, the “Purchase Agreement”).

The following terms shall apply to this Debenture:

ARTICLE I

INTEREST & AMORTIZATION

1.1. Contract Rate.  Subject to Sections 3.10 and 5.7 hereof, interest payable on this Debenture shall accrue at a rate per annum equal to ten percent (10%).

1.2. Payments.  Payment of the aggregate Principal Amount outstanding under this Debenture, together with all accrued interest thereon, shall be made on the Maturity Date.

ARTICLE II

CONVERSION REPAYMENT

2.1. Optional Conversion.  Subject to the terms of this Article II, the Holder shall have the right, but not the obligation, at any time until the Maturity Date, or thereafter during an Event of Default and to convert all or any portion of the outstanding Principal Amount and/or accrued interest and fees due and payable into fully paid and nonassessable shares of the Common Stock at the Conversion Price. The shares of Common Stock to be issued upon such conversion are herein referred to as the “Conversion Shares.”  The “Conversion Price” shall mean the lesser of (i) ninety percent (90%) discount of the average of the closing bid price of the Common Stock during the five (5) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP or (ii) the average of the closing bid price per share during the five (5) trading days prior to the date of any such conversion.  The Conversion Price may be adjusted pursuant to the other terms of this Debenture.

2.2. Conversion Limitation.  Notwithstanding anything to the contrary contained herein, the number of Conversion Shares that may be acquired by the Holder upon conversion of this Debenture (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  By written notice to the Company, the Holder may increase, decrease or waive the provisions of this Section 2.2 as to itself but any such waiver will not be effective until the 61st day after delivery thereof.

2.3. Mechanics of Holder’s Conversion.  Subject to Section 2.2, this Debenture will be converted by the Holder in part from time to time after the Issue Date, by submitting to the Borrower a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time).  On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower on the Conversion Date.  Each date on which a Notice of Conversion is delivered or telecopied to Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”).  A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.  Pursuant to the terms of the Notice of Conversion, Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by physical delivery or crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within five (5) business days after receipt by Borrower of the Notice of Conversion (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides Borrower written instructions to the contrary.

2.4. Late Payments.  The Borrower understands that a delay in the delivery of the shares of Common Stock in the form required pursuant to this Article beyond the Delivery Date could result in economic loss to the Holder.  As compensation to the Holder for such loss, the Borrower agrees to pay late payments to the Holder for late issuance of such shares in the form required pursuant to this Article II upon conversion of the Debenture, in the amount equal to $500 per business day after the Delivery Date.  The Borrower shall pay any payments incurred under this Section in immediately available funds upon demand.

2.5. Conversion Mechanics.

(a) The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Conversion Price.

(b) The Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A. Reclassification, etc.  If Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Debenture, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock (i) immediately prior to or (ii) immediately after such reclassification or other change at the sole election of the Holder.

2.6. Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Debenture.  The Borrower is required at all times to have authorized and reserved such number of shares that is actually issuable upon full conversion of the Debenture (based on the Conversion Price in effect from time to time) (the “Reserved Amount”).  The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Debenture shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Debenture.  The Borrower agrees that its issuance of this Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Debenture.

If, at any time Holder submits a Notice of Conversion, and the Borrower does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article II (a “Conversion Default”), subject to Section 2.2, the Borrower shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion.  The portion of this Debenture which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Common Stock shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder’s option at any time after) the date additional shares of Common Stock are authorized by the Borrower to permit such conversion.  In addition, the Borrower shall pay to the Holder $1,000 per day (a “Conversion Default Payment”) to the date (the “Authorization Date”) that the Borrower authorizes a sufficient number of shares of Common Stock to effect conversion of the full outstanding Principal Amount of this Debenture.  The Borrower shall use its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Borrower or that the Borrower otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default.  The Borrower shall send notice to the Holder of the authorization of additional shares of Common Stock and the Authorization Date along with the Holder’s Conversion Default Payments in immediately available funds.

Nothing herein shall limit the Holder’s right to pursue actual damages (to the extent in excess of the Conversion Default Payments) for the Borrower’s failure to maintain a sufficient number of authorized shares of Common Stock, and Holder shall have the right to pursue all remedies available at law or in equity (including degree of specific performance and/or injunctive relief).

2.7. Favored Nations  Provision. With the exception of the shares the Company is obligated to issue to previous investors prior to this offering, for as long as the Debenture is outstanding, the Conversion Price of the Debenture shall be subject to adjustment for issuances of Common Stock or securities convertible into common stock or exercisable for shares of common stock at a purchase price of less than the then-effective Conversion Price, on any unconverted amounts, such that the then applicable Conversion Price shall be adjusted using full-ratchet anti-dilution on such new issuances subject, to customary carve outs, including restricted shares granted to officers, and directors and consultants.

2.8. Issuance of New Debenture.  Upon any partial conversion of this Debenture, a new Debenture containing the same date and provisions of this Debenture shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Debenture and interest which shall not have been converted or paid. Subject to the provisions of Article III, the Borrower will pay no costs, fees or any other consideration to the Holder for the production and issuance of a new Debenture.

ARTICLE III

EVENTS OF DEFAULT

The occurrence of any of the following events set forth in Sections 3.1 through 3.9, inclusive, shall be an “Event of Default”:

3.1. Failure to Pay Principal, Interest or Other Fees.  Borrower fails to pay principal, interest or other fees hereon and such failure shall continue for a period of five (5) days following the date upon which any such payment was due.

3.2. Breach of Covenant.  Borrower breaches any covenant or other term or condition of this Debenture in any material respect and such breach, if subject to cure, continues for a period of five (5) days after the occurrence thereof.

3.3. Breach of Representations and Warranties.  Any representation or warranty of Borrower made herein or the Purchase Agreement shall be false or misleading in any material respect.

3.4. Stop Trade.  An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of 10 consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that Borrower shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another Principal Market within 60 days of such notice.  The “Principal Market” for the Common Stock shall include the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock), or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

3.5. Receiver or Trustee.  The Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.6. Judgments.  Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective property or other assets for more than $100,000 in the aggregate for Borrower, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

3.7. Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any of its Subsidiaries.

3.8. Default Under Other Agreements.  The occurrence of an Event of Default under and as defined in the Purchase Agreement or any event of default (or similar term) under any other agreement evidencing indebtedness of at least $100,000, except for the promissory note issued to BG Capital Group, Ltd., dated July 20, 2008, as amended.

3.9. Failure to Deliver Common Stock or Replacement Debenture.  Borrower’s failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Debenture and the Purchase Agreement, if such failure to timely deliver Common Stock shall not be cured within five (5) days.  If Borrower is required to issue a replacement Debenture to Holder and Borrower shall fail to deliver such replacement Debenture within seven (7) Business Days.

3.10. Failure to attain current reporting status. Borrower’s failure to file its Form 10-Q quarterly report with the Securities and Exchange Commission for the period ended September 30, 2010 on or prior to November 15, 2010 (unless timely filed within the applicable extension periods under the Exchange Act).

DEFAULT RELATED PROVISIONS

3.11. Default Interest Rate.  Following the occurrence and during the continuance of an Event of Default, interest on this Debenture shall automatically be instated at a rate of 18% per annum, effective as of the date of Issuance of this Debenture, which interest shall be payable in cash or Common Stock, at the option of the Borrower.

3.12. Conversion Privileges.  The conversion privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until this Debenture is paid in full.

3.13. Cumulative Remedies.  The remedies under this Debenture shall be cumulative.

ARTICLE IV

DEFAULT PAYMENTS

4.1. Default Payment.  If an Event of Default occurs and is continuing beyond any applicable grace period, the Holder, at its option, may elect, in addition to all rights and remedies of Holder under the Purchase Agreement and all obligations of the Borrower under the Purchase Agreement to require the Borrower to make a Default Payment (“Default Payment”).  The Default Payment shall be 105% of the outstanding principal amount of the Debenture, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to Holder pursuant to the Debentures or the Ancillary Agreements, then to accrued and unpaid interest due on the Debentures and then to outstanding principal balance of the Debentures.

4.2. Default Payment Date.  The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to Section 4.1 (“Default Payment Date”).

ARTICLE V

MISCELLANEOUS

5.1. Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2. Notices.  Any notice herein required or permitted to be given shall be in writing and provided in accordance with the terms of the Purchase Agreement.

5.3. Amendment Provision.  The term “Debenture” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as it may be amended or supplemented.

5.4. Assignability.  This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may not be assigned by the Holder without the prior written consent of the Borrower, which consent may not be unreasonably withheld.

5.5. Cost of Collection.  If default is made in the payment of this Debenture, each Borrower shall jointly and severally pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

5.6. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Debenture shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law.  HOLDER AND BORROWER WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS DEBENTURE OR ANY TRANSACTION CONTEMPLATED HEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. Each party hereby submits to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York.  If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Debenture or any of the transactions contemplated herein will be finally settled by binding arbitration in New York, New York in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules.  The arbitrator shall apply New York law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph.  The expenses of the arbitration, including the arbitrator’s fees and expert witness fees, incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator.  Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

5.7. Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Borrowers to the Holder and thus refunded to the Borrowers

5.8. Construction.  Each party acknowledges that its legal counsel participated in the preparation of this Debenture and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Debenture to favor any party against the other.

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IN WITNESS WHEREOF, Borrower has caused this Convertible Debenture to be signed in its name effective as of this 9th day of November, 2010.

VANITY EVENTS HOLDING, INC.

By:	/s/ Sam Wolf

Name:	Sam Wolf

Title:	Chief Executive Officer

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Debenture into Common Stock)

[Name and Address of Holder]

The undersigned hereby converts $_________ of the principal due on November __, 2011 under the Convertible Debenture issued by VANITY EVENTS HOLDING, INC. (“Borrower”) dated as of November __, 2010 by delivery of shares of Common Stock of Borrower on and subject to the conditions set forth in Article II of such Debenture.

1.	Date of Conversion	_______________________

2.	Shares To Be Delivered:	_______________________

_______________________

By:_______________________________

Name:_____________________________

Title:______________________________